HAWKEYE BANCORPORATION
Financial Highlights & Historical Summary
(Unaudited in thousands)
- - ----------------------------------------------------------------------------------------------
At the Period Ending:                                 Percent                 March 31,
                                                      Increase          1995            1994
- - ----------------------------------------------------------------------------------------------
Total Assets                                             3.9 %     $1,951,061      $1,877,663
Total Deposits                                           3.1        1,688,123       1,636,782
Total Loans                                             10.6        1,246,519       1,127,037
Total Shareholders' Equity                              10.5          183,820         166,317

For the Quarter Ending:
- - ----------------------------------------------------------------------------------------------
Net Interest Income                                      9.5 %         18,664      $   17,044
Net Income                                               3.3            5,731           5,547

Per Share
- - ----------------------------------------------------------------------------------------------
Net Income per Common & Common Equivalent Share          2.4 %     $      .43      $      .42
Book Value per Common Share                              9.8            13.66           12.44
- - ----------------------------------------------------------------------------------------------

At the Period Ending:                               March 31,        March 31,    December 31,
                                                        1995             1994            1994
- - ----------------------------------------------------------------------------------------------
Ratios:

Primary capital to assets                              10.41%            9.89%           10.04%
Allowance for loan losses as a percent of loans         1.73             1.91             1.73
Return on average assets                                1.21             1.21             1.27
Return on average equity                               12.94            13.50            14.04
_______________________________________________________________________________________________



Graph Charts Data


Total Shareholders' Equity
1990                                                $118,981
1991                                                $129,444
1992                                                $147,085
1993                                                $162,552
1994                                                $174,354
3/31/95                                             $183,820

Book Value per Common Share
1990                                                   $7.87
1991                                                   $9.38
1992                                                  $10.84
1993                                                  $12.15
1994                                                  $13.06
3/31/95                                               $13.66

HAWKEYE BANCORPORATION
Financial Highlights & Historical Summary
(Unaudited in thousands)
- - ------------------------------------------------------------------------------------------------
At the Period Ending:                               March 31,        March 31,     December 31,
                                                        1995             1994             1994
________________________________________________________________________________________________
Asset Quality:
Nonaccrual loans                                      $3,262           $3,354           $2,963
Restructured loans                                       559            1,007              491
Loans past due ninety days or more as
  to interest or principal payments                      241              600              939
Other real estate owned                                  843              485              941
                                                      ______           ______           ______
Total nonperforming assets                            $4,905           $5,446           $5,334
                                                      ======           ======           ======

Ratio of nonperforming assets to total assets            .25%             .29%             .28%

Ratio of net loan chargeoffs to average loans           (.06)%           (.15)%           (.01)%

Average Balances:
Assets                                            $1,925,507       $1,855,884       $1,868,308
Deposits                                           1,666,079        1,621,592        1,630,026
Loans, net                                         1,237,569        1,107,530        1,167,150
Earning Assets                                     1,764,680        1,710,790        1,718,427
Shareholders' equity                                 179,569          166,626          169,147

________________________________________________________________________________________________



Graph Charts Data

Allowance for Loan Losses to Nonperforming Loans
1990                                                     152%
1991                                                     162%
1992                                                     240%
1993                                                     419%
1994                                                     486%
3/31/95                                                  532%

Primary Capital Ratio
1990                                                    8.43%
1991                                                    8.74%
1992                                                    8.94%
1993                                                    9.68%
1994                                                   10.04%
3/31/95                                                10.41%

HAWKEYE BANCORPORATION
Consolidated Balance Sheets
(Unaudited)
________________________________________________________________________________________________________________
                                                                                March 31,           December 31,
(Dollars in thousands)                                                    1995             1994            1994
________________________________________________________________________________________________________________
Assets
Cash and due from banks                                           $     99,151     $    102,191    $     93,276
Federal funds sold                                                      23,690           29,030          16,630
Interest bearing deposits in other banks                                   100              300             200
Other short-term investments                                            68,675           75,633          68,687
Securities available for sale(amortized cost--March 31, 1995--
  $301,969; March 31, 1994--$304,515; and
  December 31, 1994--$293,407)                                         298,933          304,379         284,682
Investment securities (market value--March 31, 1995--
  $138,297; March 31, 1994--$175,270; and
  December 31, 1994--$150,051)                                         138,157          172,770         152,077
Loans:
  Commercial                                                           246,341          240,667         272,103
  Agricultural                                                         141,286          142,354         159,854
  Real estate                                                          700,265          604,198         643,874
  Consumer                                                             158,627          139,818         158,297
________________________________________________________________________________________________________________
    Total loans                                                      1,246,519        1,127,037       1,234,128
Less allowance for loan losses                                          21,620           21,536          21,334
________________________________________________________________________________________________________________
    Net loans                                                        1,224,899        1,105,501       1,212,794
Premises and equipment, net                                             36,583           33,533          36,247
Accrued interest receivable                                             18,347           18,361          18,935
Goodwill and core deposit intangibles                                   22,300           17,115          21,185
Other assets                                                            20,226           18,850          22,162
________________________________________________________________________________________________________________
    Total assets                                                  $  1,951,061     $  1,877,663    $  1,926,875
================================================================================================================
Liabilities
Deposits:
  Noninterest bearing                                             $    194,198     $    197,930    $    216,729
  Interest bearing                                                   1,493,925        1,438,852       1,458,911
________________________________________________________________________________________________________________
    Total deposits                                                   1,688,123        1,636,782       1,675,640
Short-term borrowings:
  Federal funds purchased and other                                     21,954           18,312          23,616
  Short-term debt                                                        2,452            6,000           3,500
Long-term debt                                                          33,931           29,779          31,536
Other liabilities                                                       20,781           20,473          18,229
________________________________________________________________________________________________________________
    Total liabilities                                                1,767,241        1,711,346       1,752,521
================================================================================================================
Shareholders' Equity
Preference stock, no par value:
  Authorized 200,000,000 shares
  Issued:  March 31, 1994 -- 315,397 shares                                                 365
Preferred stock, $1 par value:
  Authorized 5,000,000 shares
  Issued:  March 31, 1994 -- 113,244 shares                                                 113
Common stock, no par, $.01 stated value
  Authorized 200,000,000 shares
  Issued:  March 31, 1995 -- 13,461,373 shares
           December 31, 1994 -- 13,350,249 shares
           March 31, 1994 -- 12,139,273 shares                             135              121             134
Capital surplus                                                        105,129          101,705         102,977
Retained earnings                                                       80,431           64,097          76,719
Unrealized loss on securities available for sale                        (1,875)             (84)         (5,476)
________________________________________________________________________________________________________________
    Total shareholders' equity                                         183,820          166,317         174,354
________________________________________________________________________________________________________________
    Total liabilities and shareholders' equity                    $  1,951,061     $  1,877,663    $  1,926,875
================================================================================================================
See notes to financial statements.

HAWKEYE BANCORPORATION
Consolidated Statements of Income
(Unaudited)
___________________________________________________________________________________
                                                               Three Months Ended
                                                                    March 31,
(In thousands except per share)                                1995           1994
___________________________________________________________________________________
Interest Income
  Loans                                                  $   25,792     $   21,435
  Securities:
   Taxable                                                    5,739          5,812
   Nontaxable                                                   860            860
  Federal funds sold and other                                1,510          1,175
___________________________________________________________________________________
   Total interest income                                     33,901         29,282

Interest Expense
  Deposits                                                   14,351         11,669
  Federal funds purchased and other                             302            143
  Short-term debt                                                36             26
  Long-term debt                                                548            400
___________________________________________________________________________________
   Total interest expense                                    15,237         12,238
___________________________________________________________________________________
Net interest income                                          18,664         17,044
Provision for loan losses                                        16             28
___________________________________________________________________________________
Net interest income after provision for loan losses          18,648         17,016
___________________________________________________________________________________
Other Income
  Insurance, real estate and advisory services                  303            432
  Trust and agency services                                   1,318          1,280
  Service charges                                               958            996
  Fees                                                        2,906          3,043
  Investment security gains                                     (12)           283
  Other                                                         934            857
___________________________________________________________________________________
   Total other income                                         6,407          6,891

Other Expenses
  Salaries and employee benefits                              7,599          7,661
  Occupancy                                                   1,317          1,218
  Furniture and equipment                                       945            770
  Other                                                       6,823          5,939
___________________________________________________________________________________
   Total other expenses                                      16,684         15,588

   Income from operations, before taxes                       8,371          8,319
Income tax expense                                            2,640          2,772
___________________________________________________________________________________
   Net income                                            $    5,731     $    5,547
===================================================================================
Weighted average number of common shares,
  dilutive common share equivalents and other
  dilutive items                                             13,479         13,324
Earnings per common and common equivalent share          $      .43     $      .42
===================================================================================
See notes to financial statements.

HAWKEYE BANCORPORATION
Statements of Changes in Shareholders' Equity *
(Unaudited)
_________________________________________________________________________________________________________________________________
                                                  Preference  Preferred    Common     Capital   Retained  Unrealized
(Dollars in thousands)                                Stock       Stock     Stock     Surplus   Earnings        Loss       Total
_________________________________________________________________________________________________________________________________
Balances, January 1, 1994                              $365        $113      $121    $101,677    $60,276                $162,552
Net income                                                                                         5,547                   5,547
Issuance of common stock                                                                   28                                 28
Dividends:
  Preference stock                                                                                   (43)                    (43)
  Preferred stock                                                                                   (226)                   (226)
  Common stock                                                                                    (1,457)                 (1,457)
Unrealized loss on securities available for sale                                                                 (84)        (84)
_________________________________________________________________________________________________________________________________
Balances, March 31, 1994                               $365        $113      $121    $101,705    $64,097        ($84)   $166,317
=================================================================================================================================
Balances, January 1, 1995                                                    $134    $102,977    $76,719     ($5,476)   $174,354
Net income                                                                                         5,731                   5,731
Issuance of common stock                                                        1       2,152                              2,153
Dividends:
  Common stock                                                                                    (2,019)                 (2,019)
Unrealized loss on securities available for sale                                                               3,601       3,601
_________________________________________________________________________________________________________________________________
Balances, March 31, 1995                                                     $135    $105,129    $80,431     ($1,875)   $183,820
=================================================================================================================================

HAWKEYE BANCORPORATION
Consolidated Average Funds and Rates *
(Unaudited)
_____________________________________________________________________________________________
                                                       Three Months Ended March 31,
                                                     1995                        1994
                                             Average                     Average
(Dollars in thousands)                       Balance      Rate           Balance      Rate
_____________________________________________________________________________________________
Interest Earning Assets
  Loans                                  $  1,237,569     8.57%      $  1,107,530     7.98%
  Securities                                  438,602     6.53            485,817     5.96
  Federal funds sold and other                 88,509     6.92            117,443     4.06
_____________________________________________________________________________________________
   Total                                    1,764,680     7.98%      $  1,710,790     7.13%
_____________________________________________________________________________________________
Interest Bearing Liabilities
  Deposits                               $  1,476,795     3.94%      $  1,436,045     3.30%
  Federal funds purchased and other            23,756     5.16             17,514     3.31
  Short-term debt                               2,498     5.87              3,542     3.00
  Long-term debt                               31,517     7.05             28,548     5.67
_____________________________________________________________________________________________
   Total                                 $  1,534,566     4.03%      $  1,485,649     3.40%
_____________________________________________________________________________________________
Rate Analysis
  Interest income/earning assets                 7.98%                       7.13%
  Interest expense/earning assets                3.50                        2.90
   Net yield                                     4.48                        4.23
=============================================================================================
* See notes to financial statements.


The March 31, 1995 and 1994 rates in the table "Consolidated Average Funds and Rates" include the effect of taxable equivalent adjustments, using the statutory federal tax rate of 35%, in adjusting interest on tax-exempt loans and securities to a fully taxable basis.  The applicable taxable equivalent adjustments for 1995 were: loans $352 and securities $463.  Without these adjustments rates would have been: loans 8.45%, securities 6.10%, total 7.79% and net yield 4.29%.
The applicable taxable equivalent adjustments for 1994 were: loans $346 and securities $463.
Without these adjustments rates would have been: loans 7.85%, securities 5.57%, total 6.94% and and net yield 4.04%.

HAWKEYE BANCORPORATION
Consolidated Statements of Changes in Allowance for Loan Losses *
(Unaudited)
________________________________________________________________________________
                                                              Three Months Ended
                                                                   March 31,
(Dollars in thousands)                                         1995        1994
________________________________________________________________________________
Balance, beginning of period                                $21,334     $21,110
Provision charged to operating expense                           16          28
Loans charged off                                              (166)       (188)
Recoveries                                                      355         586
Allowance of acquired subsidiary at date of acquisition          81
________________________________________________________________________________
Balance, end of period                                      $21,620     $21,536
================================================================================
*See notes to financial statements.

HAWKEYE BANCORPORATION
NOTES TO FINANCIAL STATEMENTS
(dollars in thousands except per share)

1. In the opinion of the Company, the accompanying unaudited financial statements contain all the adjustments (consisting of normal recurring accruals) necessary to present fairly its financial positions as of March 31, 1995 and 1994 and December 31, 1994, and its results of operations and changes in shareholders' equity for the periods ended March 31, 1995 and 1994.

2. On January 30, 1995, the Company acquired Taintor Savings Bank for 111,124 shares of common stock with a value of $2.2 million and $1.5 million cash. Taintor with $22 million in assets has been merged into the Hawkeye Bank of Pella, N.A. This acquisition was accounted for as a purchase transaction. Under the purchase method of accounting, the earnings of this bank are included in the consolidated financial statments only from the date of acquisition.

3. The Company adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan", on January 1, 1995. Under the new standard, a loan is considered impaired, based on current information and events, if it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is generally based on the present value of expected future cash flows discounted at the historical effective interest rate, except that all collateral-dependent loans are measured for impairment based on the fair value of the collateral. When the future collectability of the recorded loan balance is expected, interest income may be recognized on a cash basis.

    At March 31, 1995, the recorded investment in loans for which impairment has been recognized in accordance with FAS 114 totaled $4.0 million, of which $2.8 million related to loans with no valuation allowance and $1.2 million related to loans with a corresponding valuation allowance of $0.2 million. The Company recognized $26 thousand of interest income on impaired loans for the first quarter of 1995.

4. Income taxes on operating income differ from statutory rates principally because of tax-exempt interest and goodwill amortization.

5. The Company entered into a new term loan agreement in April of 1994, which provides for long-term financing of $16 million; that a $2.5 million principal payment is required on the first day of April of each year, and the balance of the principal is payable on April 1, 2001; that interest is payable quarterly at a rate of per annum equal to 90% of the Corporate Base Rate subject to a 5% floor and an 8% ceiling until April 1, 1997; that the Company must comply with various financial and operating covenants; and that essentially all common stock of the Subsidiary Banks are pledged as collateral. At March 31, 1995, $16.0 million was outstanding under this agreement.

6. The following table sets forth the number of shares (in thousands) used to determine earnings per common and common equivalent share:

                                           Three Months Ended
                                               March 31,
                                           1995          1994
- - -------------------------------------------------------------
Common shares                            13,426        12,139
Common share equivalents:
 Incremental shares for
  stock option plans                         53            36
 Preference shares                                        315
 Preferred shares                                         834
- - --------------------------------------------------------------
                                         13,479        13,324
- - --------------------------------------------------------------